CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in Registration Statement Nos. 333‑142743, 333-193414, 333-204645 and 333-224831 on Form S-8 of our reports dated March 2, 2022, relating to the financial statements and financial statement schedule of Regal Rexnord Corporation and the effectiveness of Regal Rexnord Corporation's internal control over financial reporting appearing in this Annual Report on Form 10-K for the year ended January 1, 2022.

/s/ Deloitte & Touche LLP

Milwaukee, Wisconsin
March 2, 2022